SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
Form 8-K
Current Report Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 9, 2007
THE GOODYEAR TIRE & RUBBER COMPANY
(Exact name of registrant as specified in its charter)

Ohio	1-1927	34-0253240
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1144 East Market Street, Akron, Ohio		44316-0001
(Address of principal executive offices)		(Zip Code)
Registrant’s telephone number, including area code: (330) 796-2121
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.
(1)	DISCONTINUED OPERATIONS (ENGINEERED PRODUCTS).
     On May 3, 2007, The Goodyear Tire & Rubber Company (the “Company,” “we,” “us,” or “our”) filed a Current Report on Form 8-K (the “May 3rd 8-K”) for the purpose of retrospectively adjusting portions of its Annual Report on Form 10-K for the year ended December 31, 2006 filed on February 16, 2007 (the “2006 Annual Report”), to reflect the treatment of its Engineered Products Business Segment (“Engineered Products”) as a discontinued operation. The May 3rd 8-K contained the following Items of the 2006 Annual Report as adjusted:

Item 7 —	Management’s Discussion and Analysis of Financial Condition and Results of Operations
Item 8 —	Financial Statements and Supplementary Data
Item 15 —	The following Financial Statement Schedules and Exhibits:
Schedule I —	Condensed Financial Information of Registrant
Schedule II —	Valuation and Qualifying Accounts
Exhibit 12.1 —	Statement of Ratio of Earnings to Fixed Charges
     In addition to the above Items of the 2006 Annual Report, we are also adjusting Item 6, Selected Financial Data, to retrospectively reflect the treatment of Engineered Products as a discontinued operation. Item 6, Selected Financial Data, as adjusted is attached hereto as Exhibit 99.1.
     No Items of the 2006 Annual Report other than those identified above have been revised. Information in the 2006 Annual Report is generally stated as of December 31, 2006 and neither this filing nor the May 3rd 8-K reflects any subsequent information or events other than reclassifications to reflect the treatment of Engineered Products as a discontinued operation. Without limitation of the foregoing, neither this filing nor the May 3rd 8-K purports to update the Management’s Discussion and Analysis of Financial Condition and Results of Operations contained in the 2006 Annual Report for any information, uncertainties, transactions, risks, events or trends occurring, or known to management, other than the treatment of Engineered Products as a discontinued operation. More current information is contained in the Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2007 and other filings with the Securities and Exchange Commission. This Current Report on Form 8-K should be read in conjunction with the 2006 Annual Report and such Quarterly Report on Form 10-Q and other filings. The Form 10-Q and other filings contain important information regarding events, developments and updates to certain expectations of the Company that have occurred since the filing of the 2006 Annual Report.

(2)	DESCRIPTION OF THE COMPANY’S CAPITAL STOCK.
     As set forth below, we are revising and updating our description of capital stock that will be available for incorporation by reference into our filings under the Securities Act of 1933, as amended, and the Securities Exchange Act of 1934, as amended.
     Description of Capital Stock
     The following summary contains a description of the material terms of our capital stock. The description is based on our articles of incorporation, as amended (“Articles of Incorporation”), our code of regulations, as amended (“Code of Regulations”), and applicable provisions of Ohio law. This summary is not complete. The Articles of Incorporation and Code of Regulations are incorporated herein by reference and attached as Exhibit 3.1 and Exhibit 3.2, respectively.
Voting Rights
     Each share of our common stock is entitled to one vote per share on each matter (other than the election of directors) voted upon by shareholders, subject to the rights of the holders of shares of preferred stock, if any, that may be outstanding.
     Except as may otherwise be required by our Articles of Incorporation, our Code of Regulations or Ohio law in respect of certain matters, the affirmative vote of at least a majority of the shares of common stock outstanding on the record date is required for any proposal to be adopted. Various matters, including the approval of certain transactions and certain amendments to the Articles of Incorporation or Code of Regulations, require the affirmative vote of the holders of two-thirds of the shares of common stock outstanding.
     In voting for the election of directors, each share is entitled to one vote for each director to be elected. In the election of directors, the candidates for directorships to be filled receiving the most votes will be elected. Any holder of shares of common stock may request that voting for the election of directors be cumulative. In voting cumulatively, a shareholder may give any one candidate for director a number of votes equal to the number of directors to be elected multiplied by the number of shares he or she is entitled to vote, or may distribute his or her votes on the same principle among two or more candidates as desired.
     If any shares of a series of preferred stock are outstanding and if six quarterly dividends thereon have not been paid as provided by the terms of that outstanding series of preferred stock, then the holders of the preferred stock have the right to elect, as a class, two members of our board of directors, which rights continue until the dividend payment default is cured. In addition, the separate affirmative vote or consent of the holders of any outstanding preferred stock may be required to authorize certain corporate actions, including mergers and certain amendments to our Articles of Incorporation.
Dividend Rights
     The holders of shares of our common stock are entitled to receive dividends and other distributions if, as and when declared by our board of directors out of funds legally available for that purpose. These rights are subject to any preferential rights and any sinking fund, redemption or repurchase rights of any outstanding shares of preferred stock. We are not permitted to pay dividends to holders of our common stock if we have not paid or provided for the dividends, if any, fixed with respect to any outstanding shares of preferred stock. The terms of our principal credit agreements and other indebtedness limit our ability to pay cash dividends on our common stock.

Liability for Calls and Assessments
     The outstanding shares of our common stock are validly issued, fully paid and non-assessable.
Preemptive Rights
     Holders of shares of our common stock do not have preemptive rights or conversion rights as to additional issuances of shares of our common stock or of securities convertible into, or entitling the holder to purchase, shares of our common stock.
Liquidation Rights
     If the Company were voluntarily or involuntarily liquidated, dissolved or wound up, the holders of our outstanding shares of common stock would be entitled to share in the distribution of all assets remaining after payment of all of our liabilities and after satisfaction of prior distribution rights and payment of any distributions owing to holders of any outstanding shares of preferred stock.
Other Information
     Holders of shares of our common stock have no conversion, redemption or call rights related to their shares. We may, pursuant to action authorized by our board of directors, offer to repurchase or otherwise reacquire shares of our common stock, but we may not redeem issued and outstanding shares.
Policy Regarding Shareholder Rights Plans
     We do not have a shareholder rights plan. The board of directors has agreed to the following policy, which is set forth in our corporate governance guidelines, with respect to the future adoption of a rights plan:
•	if we ever were to adopt a rights plan, the board of directors would seek prior shareholder approval of the plan unless, due to timing constraints or other reasons, a committee consisting solely of independent directors determines that it would be in the best interests of shareholders to adopt a plan before obtaining shareholder approval; and
•	if a rights plan is adopted without prior shareholder approval, the plan must either be ratified by shareholders or must expire within one year.
Certain Provisions of Ohio Law and the Company’s Articles of Incorporation and Code of Regulations
     There are statutory provisions of Ohio law and provisions in our Articles of Incorporation and Code of Regulations that may have the effect of deterring hostile takeovers or delaying or preventing changes in control or changes in management of the Company, including transactions in which our shareholders might otherwise receive a premium over the then current market prices for their shares.
   Articles and Code of Regulations
     Our Articles of Incorporation and Code of Regulations contain various provisions that may have the effect, either alone or in combination with each other, of making more difficult or discouraging a business combination or an attempt to obtain control of the Company that is not approved by the board of directors. These provisions include:

•	the right of our board of directors to issue authorized and unissued shares of common stock without shareholder approval;

•	the right of our board of directors to issue shares of preferred stock in one or more series and to designate the number of shares of those series and certain terms, rights and preferences of those series, including redemption terms and prices and conversion rights, without shareholder approval; and

•	provisions prohibiting the removal of directors except upon the vote of holders of shares entitling them to exercise two-thirds of the voting power of the Company.
   Ohio Law Provisions
     Various laws may affect the legal or practical ability of shareholders to dispose of shares of the Company. Such laws include the Ohio statutory provisions described below.
     Chapter 1704 of the Ohio Revised Code prohibits an interested shareholder (defined as a beneficial owner, directly or indirectly, of ten percent (10%) or more of the voting power of any issuing public Ohio corporation) or any affiliate or associate of an interested shareholder (as defined in Section 1704.01 of the Ohio Revised Code) from engaging in certain transactions with the corporation during the three-year period after the interested shareholder’s share acquisition date.
     The prohibited transactions include mergers, consolidations, majority share acquisitions, certain asset sales, loans, certain sales of shares, dissolution, and certain reclassifications, recapitalizations, or other transactions that would increase the proportion of shares held by the interested shareholder.
     After expiration of the three-year period, the corporation may participate in such a transaction with an interested shareholder only if, among other things:
•	the transaction receives the approval of the holders of two-thirds of all the voting shares and the approval of the holders of a majority of the disinterested voting shares (shares not held by the interested shareholder); or

•	the transaction meets certain criteria designed to ensure that the remaining shareholders receive fair consideration for their shares.
     The prohibitions do not apply if, before the interested shareholder becomes an interested shareholder, the board of directors of the corporation approves either the interested shareholder’s acquisition of shares or the otherwise prohibited transaction. The restrictions also do not apply if a person inadvertently becomes an interested shareholder or was an interested shareholder prior to the adoption of the statute on April 11, 1990, unless, subject to certain exceptions, the interested shareholder increases his, her or its proportionate share interest on or after April 11, 1990.
     Pursuant to Ohio Revised Code Section 1707.043, a public corporation formed in Ohio may recover profits that a shareholder makes from the sale of the corporation’s securities within eighteen (18) months after making a proposal to acquire control or publicly disclosing the possibility of a proposal to acquire control. The corporation may not, however, recover from a person who proves in a court of competent jurisdiction either of the following:
•	that his, her or its sole purpose in making the proposal was to succeed in acquiring control of the corporation and there were reasonable grounds to believe that such person would acquire control of the corporation; or

•	such person’s purpose was not to increase any profit or decrease any loss in the stock, and the proposal did not have a material effect on the market price or trading volume of the stock.
     Also, before the corporation may obtain any recovery, the aggregate amount of the profit realized by such person must exceed $250,000. Any shareholder may bring an action on behalf of the corporation if a corporation fails or refuses to bring an action to recover these profits within sixty (60) days of a written request. The party bringing such an action may recover attorneys’ fees if the court having jurisdiction over such action orders recovery of any profits.
     Control Share Acquisition Act
     We are also subject to Ohio’s Control Share Acquisition Act (Ohio Revised Code 1701.831). The Control Share Acquisition Act provides that, with certain exceptions, a person may acquire beneficial ownership of shares in certain ranges (one-fifth or more but less than one-third, one-third or more but less than a majority, or a majority or more) of the voting power of the outstanding shares of an Ohio corporation meeting certain criteria, which the Company meets, only if such person has submitted an “acquiring person statement” and the proposed acquisition has been approved by both (i) the vote of a majority of the voting power of the Company and (ii) by a majority of the voting power of the Company excluding “interested shares,” as defined in Section 1701.01 of the Ohio Revised Code.
(3)	MARINE HOSE INVESTIGATION.
     On May 2, 2007, the United States Department of Justice, Antitrust Division, announced that it had executed search and arrest warrants against a number of companies and their executives in connection with an investigation into allegations of price fixing in the marine hose industry. Goodyear received a grand jury document subpoena on May 2, 2007 relating to that investigation. Neither Goodyear nor any of its executives has been named in any criminal complaint and no search warrant has been executed at any Goodyear facility in connection with the investigation. Goodyear does not believe that it is a target in this investigation and is cooperating with the Department of Justice Antitrust Division.

Item 9.01	Financial Statements and Exhibits.
(c)	Exhibits.

3.1	Certificate of Amended Articles of Incorporation of Registrant, dated December 20, 1954, Certificate of Amendment to Amended Articles of Incorporation of Registrant, dated April 6, 1993, Certificate of Amendment to Amended Articles of Incorporation of Registrant, dated June 4, 1996, and Certificate of Amendment to Amended Articles of Incorporation of Registrant, dated April 20, 2006, four documents comprising the Registrant’s Articles of Incorporation, as amended.

3.2	Code of Regulations, adopted November 22, 1955, as amended April 5, 1965, April 7, 1980, April 6, 1981, April 13, 1987, May 7, 2003, April 26, 2005, and April 11, 2006.

4.1	Specimen nondenominational certificate for shares of the common stock, without par value, of the Company.

99.1	Item 6 — Form 10-K, Selected Financial Data.

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE GOODYEAR TIRE & RUBBER COMPANY

Date: May 9, 2007	By	/s/ Richard J. Kramer

Richard J. Kramer
President, North American Tire and Chief Financial Officer

Exhibit Index
3.1	Certificate of Amended Articles of Incorporation of Registrant, dated December 20, 1954, Certificate of Amendment to Amended Articles of Incorporation of Registrant, dated April 6, 1993, Certificate of Amendment to Amended Articles of Incorporation of Registrant, dated June 4, 1996, and Certificate of Amendment to Amended Articles of Incorporation of Registrant, dated April 20, 2006, four documents comprising the Registrant’s Articles of Incorporation, as amended.

3.2	Code of Regulations, adopted November 22, 1955, as amended April 5, 1965, April 7, 1980, April 6, 1981, April 13, 1987, May 7, 2003, April 26, 2005, and April 11, 2006.

4.1	Specimen nondenominational certificate for shares of the common stock, without par value, of the Company.

99.1	Item 6 — Form 10-K, Selected Financial Data.